                                                                    EXHIBIT 4.11

                                                                  EXECUTION COPY

                              NRG PARENT AGREEMENT

                                       BY

                                NRG ENERGY, INC.

                                   IN FAVOR OF

                              THE BANK OF NEW YORK
                               (Collateral Agent)

                           DATED AS OF JANUARY 6, 2004

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                                Table of Contents

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SECTION 1  DEFINITIONS; RULES OF INTERPRETATION...........................................................       2

SECTION 2  NRG OBLIGATIONS................................................................................       3

         Section 2.1       Equity Reimbursement Payments; Corporate Services Accumulation Amount..........       3
         Section 2.2       Claim Swap.....................................................................       3
         Section 2.3       Interconnection Solution.......................................................       4
         Section 2.4       Rockford Compressor............................................................       5
         Section 2.5       Completion.....................................................................       5
         Section 2.6       Deposit in the NRG Claim Settlement Account....................................       5
         Section 2.7       Deposit in the Major Maintenance Reserve Account...............................       5
         Section 2.8       Cash Reconciliation............................................................       5
         Section 2.9       Intercompany Account Balances..................................................       6
         Section 2.10      Pledge of Membership Interests.................................................       6
         Section 2.11      Energy Marketing Services Agreement............................................       7

SECTION 3  REPRESENTATIONS AND WARRANTIES.................................................................       7

         Section 3.1       Organization and Qualification.................................................       7
         Section 3.2       Authorization and Enforceability...............................................       7
         Section 3.3       No Conflict; No Default........................................................       7
         Section 3.4       No Consent.....................................................................       8
         Section 3.5       Compliance with Law............................................................       8
         Section 3.6       Financing Documents............................................................       8
         Section 3.7       Financial Statements...........................................................       8
         Section 3.8       Taxes..........................................................................       8
         Section 3.9       Regulatory Matters.............................................................       8

SECTION 4  COVENANTS......................................................................................       9

         Section 4.1       Corporate Existence; Business..................................................       9
         Section 4.2       Compliance with Legal Requirements.............................................       9
         Section 4.3       Taxes..........................................................................       9
         Section 4.4       Ranking........................................................................      10
         Section 4.5       Reporting Requirements.........................................................      10
         Section 4.6       Financial and Other Information................................................      10

SECTION 5  OBLIGATIONS ABSOLUTE, ETC......................................................................      12

SECTION 6  SPECIFIC PROVISIONS............................................................................      13

         Section 6.1       Reinstatement..................................................................      13
         Section 6.2       Specific Performance...........................................................      13
         Section 6.3       Bankruptcy Code Waiver.........................................................      13
         Section 6.4       Cash Collateral Accounts.......................................................      14
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                                Table of Contents

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         Section 6.5       Set-Off........................................................................      15

SECTION 7  DEDUCTIONS/WITHHOLDING.........................................................................      15

SECTION 8  NOTICES........................................................................................      16

         Section 8.1       Notices........................................................................      16

SECTION 9  TERMINATION....................................................................................      18

SECTION 10 SUCCESSORS AND ASSIGNS.........................................................................      18

SECTION 11 AMENDMENT......................................................................................      18

SECTION 12 EVENTS OF DEFAULT AND REMEDIES.................................................................      18

         Section 12.1      Events of Default..............................................................      18
         Section 12.2      Remedies.......................................................................      20
         Section 12.3      Cash Collateralization in Connection with Issuer Event of
                           Default........................................................................      21

SECTION 13 HEADINGS.......................................................................................      21

SECTION 14 GOVERNING LAW..................................................................................      21

SECTION 15 CONSENT TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS...........................      22

SECTION 16 WAIVER OF JURY TRIAL...........................................................................      22

SECTION 17 EXPENSES.......................................................................................      22

SECTION 18 MISCELLANEOUS..................................................................................      23

         Section 18.1      Counterparts...................................................................      23
         Section 18.2      Severability...................................................................      23
         Section 18.3      Limitation of Liability........................................................      23
         Section 18.4      Third Party Rights.............................................................      23
         Section 18.5      Survival of Obligations........................................................      23
         Section 18.6      Rights of Collateral Agent.....................................................      23

SECTION 19 Restricted Payment Amount......................................................................       2

         Section 19.1      ...............................................................................       2
         Section 19.2      ...............................................................................       2

SECTION 20 Corporate Services Annual Fee..................................................................       2

         Section 20.1      ...............................................................................       2
         Section 20.2      ...............................................................................       2
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                               Table of Contents

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SECTION 21 Corporate Services Accumulation Amount.........................................................       2

         Section 21.1      ...............................................................................       2
         Section 21.2      ...............................................................................       2
         Section 21.3      ...............................................................................       2
         Section 21.4      ...............................................................................       3
         Section 21.5      ...............................................................................       3

SECTION 22 Equity Reimbursement Amount....................................................................       3

         Section 22.1      ...............................................................................       3
         Section 22.2      ...............................................................................       3
         Section 22.3      ...............................................................................       3
         Section 22.4      ...............................................................................       3

SECTION 23 Supporting Documentation.......................................................................       3
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Exhibit A                  Form of Equity Reimbursement Certificate
Exhibit B                  Form of Interconnection Solution Transfer Documents
Schedule A, B & C          Intercompany Account Balances
Schedule D                 Regulatory Matters

                              NRG PARENT AGREEMENT

                  This NRG PARENT AGREEMENT dated as of January 6, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, this "Agreement"), is made by NRG ENERGY, INC. ("NRG Energy") in favor of THE BANK OF NEW YORK, as collateral agent on behalf of the Secured Parties referred to herein (the "Collateral Agent"). Capitalized terms used herein and not otherwise defined shall be defined as provided in Section 1 hereof.

                                    RECITALS

WHEREAS:

                  1. NRG Energy (a) indirectly owns 100% of the membership interests in NRG Peaker Finance Company LLC (the "Issuer") and (b) indirectly owns 100% of the membership interests in each of the Project Companies (as defined in the Common Agreement referred to below).

                  2. Reference is made to that certain Amended and Restated Common Agreement, dated as of the date hereof (the "Common Agreement"), among the Issuer, each of the Project Companies, XL Capital Assurance Inc. ("XLCA"), the Swap Counterparty, the Trustee and the Collateral Agent, and to the original Common Agreement, dated as of June 18, 2002 (the "Original Common Agreement"), among the Issuer, each of the Project Companies, XLCA, the Swap Counterparty and the Original Trustee.

                  3. Pursuant to that certain Indenture, dated as of June 18, 2002, the Issuer issued $325 million of Series A Floating Rate Senior Secured Bonds due 2019 (the "Series A Bonds"). The full and timely payment of regularly scheduled payments of principal and interest on the Series A Bonds is unconditionally and irrevocably guaranteed by XLCA pursuant to that certain Financial Guaranty Insurance Policy dated as of June 18, 2002 (including the endorsement thereto, the "Policy"), between XLCA and the Original Trustee.

                  4. Reference is made to that certain ISDA Master Agreement, dated as of June 18, 2002 (including the schedule, the credit support annex and the confirmation thereto) (the "Swap Agreement"), between the Issuer and Goldman Sachs Mitsui Marine Derivative Products, L.P. (the "Swap Counterparty"). The full and timely payment of regularly scheduled net payments due to the Swap Counterparty under the Swap Agreement is unconditionally and irrevocably guaranteed by XLCA pursuant to that certain Financial Guaranty Insurance Policy dated as of June 18, 2002 (the "Swap Policy"), between XLCA and the Swap Counterparty.

                  5. Pursuant to the Common Agreement, each of the Project Companies guarantees the payment by the Issuer of all of the Issuer's obligations under (a) the Indenture and the Series A Bonds and (b) the Swap Agreement and (c) that certain Financial Guaranty Insurance and Reimbursement Agreement, dated as of June 18, 2002 (the "Insurance and Reimbursement Agreement"), among XLCA, the Issuer and the Project Companies.

                  6. As a condition precedent to (a) the issuance of the Series A Bonds, the Policy and the Swap Policy and (b) the execution of the Swap Agreement by the Swap Counterparty, NRG Energy executed and delivered a Contingent Guaranty Agreement, dated June 18, 2002 (the "Contingent Guaranty Agreement"), in favor of the Collateral Agent on behalf of the Secured Parties providing for certain guarantees and performance obligations.

                  7. On May 12, 2003, as a consequence of certain Issuer Events of Default under the Original Common Agreement, XLCA, as Controlling Party, declared and made all sums of accrued and outstanding principal, accrued but unpaid interest and accrued but unpaid premium remaining under the Financing Documents, together with all unpaid amounts, fees, costs and charges due under any Financing Documents, immediately due and payable (the "Acceleration"), which Acceleration gave rise to an Early Termination Date under the Contingent Guaranty Agreement.

                  8. On May 14, 2003, NRG Energy and certain of its subsidiaries filed voluntary petitions for bankruptcy under Chapter 11 of the United States Bankruptcy Code (the "NRG Bankruptcy").

                  9. Following the Acceleration and the NRG Bankruptcy, NRG Energy, NRG Power Marketing Inc., the Issuer, the Project Companies and XLCA agreed to implement a financial restructuring of the Obligations (the "Restructuring") substantially on the terms set forth in a Restructuring Agreement, dated September 18, 2003 (the "Restructuring Agreement"), by and among NRG Energy, NRG Power Marketing Inc., the Issuer, the Project Companies and XLCA.

                  10. On October 1, 2003, the United States District Court for the Southern District of New York entered an order (the "Approval Order") in the NRG Bankruptcy authorizing and approving the transactions provided in the Restructuring including the execution and delivery of this Agreement by NRG Energy. The Approval Order became a Final Order (as defined in the Restructuring Agreement) on October 11, 2003.

                  11. It is a condition precedent to the consummation of the Restructuring that the parties hereto shall have executed and delivered this Agreement.

                  NOW THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as an inducement to the consummation of the Restructuring, the parties agree:

                                   SECTION 1
                      DEFINITIONS; RULES OF INTERPRETATION

         All capitalized terms used but not defined in this Agreement shall have the meanings attributed to them in Annex A to the Common Agreement. The rules of interpretation set forth in Annex A to the Common Agreement shall apply hereto as though fully set forth herein.

                                   SECTION 2

                                NRG OBLIGATIONS

                  Section 2.1 Equity Reimbursement Payments; Corporate Services Accumulation Amount.

                  (a) If on any Annual Scheduled Payment Date, there exists a Debt Service Shortfall, then NRG Energy agrees to pay, or cause to be paid, on such Annual Scheduled Payment Date, an amount in Dollars equal to the lesser of
(x) the Debt Service Shortfall and (y) the Equity Reimbursement Amount, in immediately available funds (the "Equity Reimbursement Obligation"). Any amount which is not paid when due pursuant to this Section 2.1 shall bear interest at the Late Payment Rate, as in effect from time to time, until paid in full. Equity Reimbursement Payments (plus any accrued interest thereon (if any)) shall be paid to the Collateral Agent and applied on the applicable Annual Scheduled Payment Date in accordance with the Depositary Agreement, provided, however, that any Equity Reimbursement Payment received by the Collateral Agent following the Annual Scheduled Payment Date on which such Equity Reimbursement Payment was due in accordance with this Section 2.1 shall be immediately paid by the Collateral Agent (i) first, to XLCA in respect of the Accrued Insurer Loss Amount (Swap) (if any), (ii) second, to XLCA in respect of the Accrued Insurer Loss Amount (Bond) (if any) and (iii) third, to the Debt Payment Account.

                  (b) The Equity Reimbursement Amount shall be immediately due and payable upon the occurrence of an NRG Event of Default and no further Restricted Payments under the Financing Documents shall be permitted upon the occurrence thereof.

                  (c) Upon the occurrence and during the continuation of an NRG Event of Default no payments or distributions of the Corporate Services Accumulation Amount under the Financing Documents and the Corporate Services Agreement shall be permitted.

                  Section 2.2 Claim Swap.

                  (a) NRG Energy shall use commercially reasonable efforts to cause an Acceptable Assumption of the Big Cajun PPA and the Sterlington PPA by Louisiana Generating and the reinstatement of the guarantee by NRG South Central to occur by March 31, 2004.

                  (b) NRG Energy hereby unconditionally and irrevocably agrees that: (i) if an Acceptable Assumption has not occurred by March 31, 2004 and until an Acceptable Assumption has occurred with respect to the Big Cajun PPA (including the reinstatement of the guarantee by NRG South Central), it shall, for the benefit of the Secured Parties, make prompt and complete payment to the Collateral Agent three (3) days following the date on which payment is due from Louisiana Generating and NRG South Central under the Big Cajun I PPA, of an amount in Dollars, in immediately available funds, equal to the amount of any Big Cajun PPA Shortfall for the month with respect to which such shortfall relates and (ii) if an Acceptable Assumption has not occurred by March 31, 2004 and until an Acceptable Assumption has occurred with respect to the Sterlington PPA (including the reinstatement of the guarantee by

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NRG South Central), it shall, for the benefit of the Secured Parties, make prompt and complete payment to the Collateral Agent three (3) days following the date on which payment is due from Louisiana Generating and NRG South Central, of an amount in Dollars, in immediately available funds, equal to the amount of any Sterlington PPA Shortfall for the month with respect to which such shortfall relates (such payments under clauses (i) and (ii) hereof, collectively a "PPA Shortfall Payment"); provided that a PPA Shortfall Payment shall not include any amounts of any Big Cajun I PPA Shortfall and/or any Sterlington PPA Shortfall relating to any time period on or prior to December 31, 2003. Any amount which is not paid when due pursuant to this Section 2.1 shall bear interest at the Late Payment Rate, as in effect from time to time, until paid in full. PPA Shortfall Payments (plus any accrued interest thereon) shall be paid to the Collateral Agent and deposited in the Revenue Account.

                  (c) NRG Energy shall, upon making any PPA Shortfall Payment, be subrogated to any claim of Big Cajun Project Company or Sterlington Project Company, as applicable, against Louisiana Generating or NRG South Central to the extent of such PPA Shortfall Payments and such right of subrogation shall survive any termination of this Agreement. Payments to NRG Energy in respect of the foregoing subrogation shall in all cases be subject to and subordinate to the rights of Big Cajun Project Company or Sterlington Project Company, as applicable, to receive payment of all amounts due or to become due (other than with respect to such subrogated claim) from Louisiana Generating or NRG South Central and NRG Energy agrees that it shall not be entitled to take any action to enforce such subrogated claim until such amounts are paid in full.

                  Section 2.3 Interconnection Solution.

                  (a) NRG Energy shall take, or cause to be taken, in a timely manner, all commercially reasonable steps necessary to cause the Interconnection Solution to be in full force and effect by May 31, 2004, including, without limitation, (i) by the Closing Date, preparing a deed of transfer and any other documents appropriate or necessary to transfer title in order to effect the Interconnection Solution, to be executed upon the transfer of title in substantially the form attached hereto as Exhibit B, (ii) by January 31, 2004, make, or cause to be made, filings required to receive any necessary consents and approvals from FERC or any other Governmental Authority with respect to the Interconnection Solution and (iii) by April 30, 2004, use commercially reasonable efforts to obtain any necessary consents and approvals from FERC or any other Governmental Authority with respect to the Interconnection Solution.

                  (b) NRG Energy shall pay for (i) all reasonable out-of-pocket expenses of the Secured Parties and Big Cajun Project Company in connection with the negotiation, preparation and implementation of the Interconnection Solution,
(ii) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of the Interconnection Solution and all costs and expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest in favor of the Secured Parties and (iii) all costs, expenses and other charges in respect of title insurance procured with respect to liens created pursuant to any mortgage in favor of the

Secured Parties in connection with the Interconnection Solution. For the avoidance of doubt, Big Cajun Project Company shall pay to Louisiana Generating $200,000 as consideration for the actual assets being transferred in connection with the Interconnection Solution.

                  Section 2.4 Rockford Compressor. NRG Energy agrees to pay, or cause to be paid, to, or for the benefit of, each of Rockford I Project Company and Rockford II Project Company an amount in Dollars which will enable such Project Company to install (a) a permanent gas compressor at such Project
(i) adequate to maintain a minimum gas pressure of 490 psig or such other pressure as may be acceptable under the Manufacturer's Guidelines (as defined in the Rockford I Tolling Agreement) at all times or (ii) as otherwise specified in the Rockford I Tolling Agreement, if (A) the Independent Engineer determines that the gas pressure falls below the Manufacturer's Guidelines (as defined in the Rockford I Tolling Agreement) to operate at full load, (B) if the gas pressure falls below the minimum pressure of 490 psig or such minimum pressure as otherwise specified in the Rockford I Tolling Agreement or (C) upon a notice of default by Exelon to the Collateral Agent in connection with the Rockford I Tolling Agreement, provided that the obligation under this clause (a) shall terminate on September 1, 2004, or (b) if a permanent gas compressor has not previously been installed pursuant to clause (a) hereof, a temporary gas compressor for the period commencing on May 1, 2004 and ending on September 1, 2004 (collectively, the "Rockford Compressors").

                  Section 2.5 Completion. In the event that Completion has not occurred by the Closing Date:

                  (a) NRG Energy shall pay the Completion Expenses and the costs associated with the Completion Items; and

                  (b) NRG shall (x) cause Bayou Cove Project Company to transfer or assign certain assets to Entergy Gulf States, Inc. in accordance with Section
6.1 of the Bayou Cove EPC Agreement (Electric Interconnection Facilities) and
(y) take, or cause to be taken, any other actions necessary for the Bayou Cove Project Company to comply with the Bayou Cove EPC Agreement (Electric Interconnection Facilities).

                  Section 2.6 Deposit in the NRG Claim Settlement Account. On the Closing Date, NRG Energy shall deliver, or cause to be delivered, to the Depositary Agent for credit to the NRG Claim Settlement Account an Acceptable Letter of Credit with a stated amount equal to $36,236,137.33.

                  Section 2.7 Deposit in the Major Maintenance Reserve Account. On the Closing Date, NRG Energy shall deliver to the Depositary Agent for credit to the Major Maintenance Reserve Account an amount equal to $3,000,000 in immediately available funds.

                  Section 2.8 Cash Reconciliation.

                  (a) NRG Energy shall take, or cause to be taken, all reasonable steps necessary to (i) perform a cash reconciliation among the Issuer, the Project Companies, NRG Energy and their Affiliates (to the extent such cash reconciliation with respect to such Affiliates relates to the Issuer and/or any of the Project Companies) covering the period from September 30, 2003 to December 31, 2003 (the "Cash Reconciliation III"), in a manner substantially similar in substance and form to the methodology, which was agreed to by the parties, used to perform a cash reconciliation for the period from November 1, 2002 to September 30, 2003 ("Cash Reconciliation II") and any other period prior to December 31, 2003 ("Cash Reconciliation I"), and (ii) cause the payment of any amounts due in connection with such Cash Reconciliation III to be paid to the Issuer or the applicable Project Company and deposited in the Revenue Account, provided that, regardless of whether NRG Energy succeeds in the correction of the Issuer and the Project Companies' books, the amounts that would have been due if such corrections would have been made would still be paid to the Issuer or the applicable Project Company by January 31, 2004.

                  (b) NRG Energy shall provide all operating, financial and any other information, including supporting documentation, regarding the actual O&M Expenses and Fuel Costs relating to the Cash Reconciliation III as reasonably requested by XLCA (if XLCA is the Controlling Party) and necessary to effect such Cash Reconciliation III consistently with historical practices.

                  (c) NRG Energy shall pay, or cause to paid, an amount equal to $16,162,852.08 to the Issuer with respect to Cash Reconciliation I and Cash Reconciliation II to be deposited in the Revenue Account within 30 days following the Closing Date.

                  Section 2.9 Intercompany Account Balances.

                  (a) NRG Energy shall take, within 30 days of the Closing Date, or cause to be taken, all reasonable steps necessary to (i) clear all Intercompany Account Balances listed on Schedule A as consideration for the payment of the Cash Reconciliation I and the Cash Reconciliation II pursuant to
Section 2.8, (ii) reclassify the Intercompany Account Balances listed on Schedule B as an equity account on the Issuer or the respective Project Company's balance sheet, (iii) with respect to each Intercompany Account Balance listed on Schedule C, either (x) clear such Intercompany Account Balance, or (y) settle such Intercompany Account Balance by reclassifying such balance as an equity account on the respective Project Company's balance sheet and (iv) clear all other Intercompany Account Balances which remain outstanding on the Issuer or the Project Companies' balance sheet as of December 31, 2003, except for the Intercompany Account Balances that, subject to XLCA's (if XLCA is the Controlling Party) written consent, may remain outstanding following such period.

                  (b) NRG Energy shall provide all operating, financial and any other information reasonably requested by XLCA (if XLCA is the Controlling Party) that supports any calculation made in connection with Section 2.9(a) above and any additional information reasonably requested by XLCA (if XLCA is the Controlling Party) in connection therewith.

                  Section 2.10 Pledge of Membership Interests. NRG Energy shall take, or cause to be taken, all commercially reasonable steps necessary to cause the membership interests in the

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

Big Cajun Project Company and the Sterlington Project Company to be pledged to the Collateral Agent for the benefit of the Secured Parties within 90 days following the Closing Date.

                  Section 2.11 Energy Marketing Services Agreement.

                  (a) NRG Energy shall provide for letters of credit for the benefit of the Collateral Agent substantially in the form of Exhibit K to the Energy Marketing Services Agreements (the "EMS Letter of Credit") in accordance with the terms, conditions and limitations set forth in the Energy Marketing Services Agreements to be deposited in the EMS Letter of Credit Account under the Depositary Agreement. NRG Energy shall provide the initial EMS Letter of Credit to the Depositary Agent for the benefit of the Collateral Agent on or before the later of (i) February 1, 2004 or (ii) five (5) Business Days after the amount of the initial EMS Letter of Credit is determined, but not later than February 15, 2004.

                  (b) NRG Energy shall not allow any Person other than Energy Manager or its permitted successors or assigns under the Energy Marketing Services Agreement to engage in the wholesale purchase and sale of electric power on behalf of the Project Companies during the term of the Energy Marketing Services Agreements, except as otherwise specified in the Energy Marketing Services Agreement.

                                    SECTION 3
                         REPRESENTATIONS AND WARRANTIES

                  NRG Energy represents and warrants to the Collateral Agent for the benefit of the Secured Parties that, as of the date hereof:

                  Section 3.1 Organization and Qualification. It is a corporation, duly organized and validly existing under the laws of the jurisdiction of its formation, with full right, power and authority under its certificate of incorporation and bylaws and under the laws of the jurisdiction of its formation to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

                  Section 3.2 Authorization and Enforceability. It has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement and no consent of any shareholder of NRG Energy is required therefore which has not already been obtained. This Agreement has been duly executed and delivered by NRG Energy and constitutes a legal, valid and binding obligation of NRG Energy enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (ii) general equitable principles regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

                  Section 3.3 No Conflict; No Default. Neither the execution and delivery of this Agreement nor compliance with any of the terms and provisions hereof (a) violates any Legal Requirement, (b) violates the provisions of its certificate of incorporation and bylaws or

(c) results in the creation or imposition of any Liens upon any of its property or assets or in a condition or an event that constitutes (or that, upon notice or lapse of time or both, would constitute) an event of default under any material contractual obligation of NRG Energy.

                  Section 3.4 No Consent. No consent, authorization, filing or other act by or in respect of any other Person or any Governmental Authority is required in connection with the execution, delivery or performance by NRG Energy of this Agreement or the validity or enforceability hereof as to NRG Energy, except such consents or authorizations which have already been obtained or such consents or authorizations that the failure to obtain could not reasonably be expected to have an NRG Energy Material Adverse Effect.

                  Section 3.5 Compliance with Law. It is in compliance with applicable Legal Requirements, except to the extent any non-compliance could not reasonably be expected to have an NRG Energy Material Adverse Effect.

                  Section 3.6 Financing Documents. In connection with its f execution of this Agreement, it has received and reviewed copies of the Operative Documents.

                  Section 3.7 Financial Statements. In the case of NRG Energy's delivery on the Closing Date of its (i) Form 10-K for the year ended December 31, 2002 and (ii) Form 10-Q for each of the periods ended March 31, June 30 and September 30, 2003 (in each of case (i) and (ii), as such may be amended from time to time (including by Form 8-K or 10-Q/A) and as filed with the Securities and Exchange Commission) pursuant to the terms of this Agreement, each such financial statement shall have been prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of NRG Energy as of the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of NRG Energy for each of the periods ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year end adjustments and the absence of footnotes; provided, the parties acknowledge and agree that in the event any such financial statements listed in (i) and (ii) above have been filed with the Securities and Exchange Commission prior to the Closing Date, such financial statements shall be deemed delivered pursuant to this Agreement.

                  Section 3.8 Taxes. It has filed all material United States federal tax returns, and all other material tax returns, required to be filed and has paid all taxes due pursuant to such returns or pursuant to any assessment received by it, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been provided. No notices of tax liens have been filed and no claims are being asserted concerning any such taxes, which liens or claims are material to the financial condition of NRG Energy. The charges, accruals and reserves on the books of NRG Energy for any taxes or other governmental charges are adequate.

                  Section 3.9 Regulatory Matters. It is not an investment company or a company controlled by an investment company, within the meaning of the Investment Company Act of 1940, as amended. NRG Energy is not a "public utility company," an "electric utility company" or a "holding company" within the meaning of PUHCA. The execution, delivery and performance of this Agreement by NRG Energy does not violate any provision of PUHCA or any rule or regulation thereunder. Except as set forth on Schedule D, NRG Energy is not subject to regulation as a "public utility," an "electric utility" or a "transmitting utility" under the FPA.

                                    SECTION 4
                                    COVENANTS

                  Until this Agreement is terminated in accordance with Section 9 hereof, NRG Energy covenants and agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

                  Section 4.1 Corporate Existence; Business. NRG Energy shall preserve and maintain (i) its legal existence and form and (ii) all of its rights, privileges and franchises, if any, necessary to perform its obligations under this Agreement; provided, however, that NRG Energy may merge or consolidate with or into, or may sell, convey, transfer or lease all or substantially all of its properties and assets, as an entirety, to any Person so long as (A) NRG Energy is the surviving or continuing corporation, or the surviving or continuing corporation that acquires by sale, conveyance, transfer or lease is incorporated in the United States of America or Canada and expressly assumes the payment and performance of all obligations of NRG Energy under this Agreement and (B) immediately prior to and immediately following such consolidation, merger, sale, conveyance, transfer or lease, no NRG Event of Default shall have occurred and be continuing.

                  Section 4.2 Compliance with Legal Requirements. NRG Energy shall comply in all material respects with all Legal Requirements binding on it, except where failure to do so could not reasonably be expected to have an NRG Energy Material Adverse Effect.

                  Section 4.3 Taxes.

                  (a) Other than as provided for in clause (b) below with respect to taxes of Affiliates, NRG Energy shall duly pay and discharge all material taxes, rates, assessments, fees and governmental charges upon or against it or against its properties, in each case before the same becomes delinquent and before penalties accrue thereon, unless and to the extent that the same is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefore on the books of NRG Energy.

                  (b) NRG Energy shall cause the due payment and discharge of all taxes, rates, assessments, fees and governmental charges with respect to taxes that are payable by an Affiliate of NRG Energy and NRG Energy is not directly liable for, in each case before the same becomes delinquent and before penalties accrue thereon, to the extent that a failure to take any such action shall result in an NRG Energy Material Adverse Effect, unless and to the extent that the same is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor.

                  Section 4.4 Ranking. NRG Energy shall cause its obligations hereunder to at all times rank at least pari passu with all other senior unsecured obligations of NRG Energy.

                  Section 4.5 Reporting Requirements. NRG Energy shall, deliver, or cause to be delivered to the Collateral Agent, the Trustee, the Swap Counterparty and XLCA (if XLCA is the Controlling Party) with such information and other documents (it being acknowledged that XLCA shall have no obligation to provide any notices or other information provided to it pursuant to this Section
4.5 to any other Person): within 20 days following an Annual Scheduled Payment Date, an Equity Reimbursement Certificate in the form of Exhibit A setting forth the information required therein. If XLCA is the Controlling Party, XLCA shall notify NRG Energy of any errors in any of the calculations set forth in such certificate within 10 days following the receipt of such certificate and NRG Energy and XLCA shall diligently work to reach a mutual agreement with respect to the correction of any such errors.

                  Section 4.6 Financial and Other Information. NRG shall deliver, or cause to be delivered, to the Collateral Agent, the Trustee, the Swap Counterparty and XLCA (if XLCA is the Controlling Party) with such other information and other documents (it being acknowledged that XLCA shall have no obligation to provide any notices or other information provided to it pursuant to this Section 4.6 to any other Person):

                  (a) as soon as available and in any event within 120 days after the end of each fiscal year of NRG Energy, an audited consolidated balance sheet of NRG Energy as of the end of such fiscal year and the related audited statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, to the extent available, all reported by an independent public accountant of nationally recognized standing; provided that NRG Energy shall be deemed to have satisfied this covenant if it files its annual report on Form 10-K for the applicable fiscal year with the Securities and Exchange Commission within the period set forth in this Section 4.6(a).

                  (b) as soon as available and in any event within 60 days after the end of its first three fiscal quarters, a consolidated balance sheet of NRG Energy as of the end of such fiscal quarter and the related statements of income, retained earnings and cash flows for such fiscal quarter; provided that NRG Energy shall be deemed to have satisfied this covenant if it files its quarterly report on Form 10-Q for the applicable fiscal quarter with the Securities and Exchange Commission within the period set forth in this Section 4.6(b).

                  (c) Concurrently with the delivery of each of the financial statements referred to in Sections 4.6(a) and (b), an officer's certificate, executed by the chief financial officer, treasurer, assistant chief financial officer or assistant treasurer of NRG Energy, stating that (x) such officer, on behalf of NRG Energy, has reviewed the terms of this Agreement and has made, or caused to be made under its supervision, a review in reasonable detail of the transactions and condition of NRG Energy during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that such officer does not have knowledge of the existence as at the date of such officer's certificate, of any condition or event that constitutes a default hereunder, including without limitation in respect of the Specified Financial Covenants referred to in
Section 12.1(e), or, if any such condition or event existed or exits, specifying the nature and period of the existence thereof and what action NRG Energy has taken, is taking and proposes to take with respect thereto and (y) each financial statement and accompanying information delivered by NRG Energy pursuant to the terms of this Agreement, other than those delivered pursuant to
Section 3.7, each such financial statement and accompanying information has been prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the Persons described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year end adjustments and the absence of footnotes.

                  (d) promptly, upon acquiring notice or giving notice, as the case may be, or obtaining knowledge thereof, written notice (together with copies of any underlying notices or other documentation) of:

                           (i) any action, suit, arbitration or litigation pending or threatened against NRG Energy and involving claims against NRG Energy in excess of $50,000,000, in the aggregate, or involving any injunctive, declaratory or other equitable relief that, if determined adversely to NRG Energy, could reasonably be expected to have an NRG Material Adverse Effect, such notice to include, if requested by the Controlling Party, copies of all material papers filed in such litigation involving NRG Energy, and such notice to be given monthly if any such papers have been filed since the last notice given;

                           (ii) any dispute or disputes which may exist between NRG Energy and any Governmental Authority and which involve (A) claims against NRG Energy which exceed $50,000,000 in the aggregate or, (B) injunctive or declaratory relief that, if determined adversely to NRG Energy, could reasonably be expected to have an NRG Material Adverse Effect;

                           (iii) any material amendment, modification or alteration to the NRG Credit Risk Policy (it being understood that any change to Appendix I (Enterprise Limits And Authorization) or Appendix J (Counterparty Credit Risk Policy) thereof will be deemed to be material); and

                           (iv) any change in ratings given to NRG Energy by Moody's or S&P, including the placement of NRG Energy on "credit watch negative" or similar status.

                  Notwithstanding the foregoing, NRG Energy shall not be required to give notice of any matter described in this Section 4.6(d) that is described in any form 10-K, 10-Q, or 8-K or other form or document filed by NRG Energy or any of its Affiliates with the Securities and Exchange Commission and available on the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system which shall be deemed to be a timely notice under this Section

4.6(d) so long as such document is filed with the Securities and Exchange Commission in a timely manner.

                                   SECTION 5
                           OBLIGATIONS ABSOLUTE, ETC.

                  All rights of the Secured Parties and all obligations of NRG Energy hereunder shall be absolute and unconditional irrespective of:

                  (a) any lack of validity, legality or enforceability of this Agreement or any other Financing Document;

                  (b) the failure of any Secured Party:

                           (i) to assert any claim or demand or to enforce any right or remedy against the Issuer, NRG Energy, any Project Company or any other Person (including any guarantor) under the provisions of any Financing Document or otherwise, or

                           (ii) to exercise any right or remedy against any guarantor of, or collateral securing, any of the Obligations;

                  (c) any change in the time, manner or place of payment, any change of another term of any of the Obligations or any extension or renewal of any of the Obligations;

                  (d) any reduction, limitation, impairment or termination of any of the Obligations for any reason other than the written agreement of the Secured Parties to terminate the Obligations in full, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to, and NRG Energy hereby waives any right to or claim of, any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any of the Obligations;

                  (e) any amendment, rescission, waiver or other modification of, or any consent to departure from, any of the terms of this Agreement or any other Financing Document;

                  (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver, release or addition of, or consent to departure from, any other security interest held by any Secured Party;

                  (g) the Bankruptcy, dissolution or receivership of the Issuer or any Project Company and the occurrence of any other proceeding as a result of such Bankruptcy, any other disposition of all or any portion of the assets of the Issuer or any Project Company, or the consolidation or merger of the Issuer or any Project Company;

                  (h) any sale, transfer or other disposition by NRG Energy or any other Person of any capital stock or other voting rights or ownership or direct or indirect economic interest, including debt, that it may have in the Issuer and/or the Project Companies; or

                  (i) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Issuer, any Project Company, NRG Energy, any surety or any guarantor.

                                   SECTION 6
                               SPECIFIC PROVISIONS

                  Section 6.1 Reinstatement. This Agreement and the obligations of NRG Energy hereunder shall be reinstated automatically if and to the extent that for any reason any payment made pursuant to this Agreement is rescinded or otherwise restored to NRG Energy, whether as a result of any proceeding in bankruptcy, reorganization or otherwise with respect to Issuer or any other Person or as a result of any settlement or compromise with any Person (including NRG Energy) in respect of such payment. Upon written demand, NRG Energy shall pay the Collateral Agent all of its reasonable costs and expenses (including reasonable fees of counsel) incurred by the Collateral Agent in connection with such rescission or restoration.

                  Section 6.2 Specific Performance. NRG Energy hereby irrevocably waives, to the extent it may do so under applicable Legal Requirements, any defense based on the adequacy of a remedy at law that may be asserted as a bar to the remedy of specific performance in any action brought against NRG Energy for specific performance of this Agreement by the Issuer or any successor or assign thereof (including the Collateral Agent) or for their benefit by a receiver, custodian or trustee appointed for the Issuer or in respect of all or a substantial part of its assets, under the bankruptcy or insolvency laws of any jurisdiction to which the Issuer or its assets are subject.

                  Section 6.3 Bankruptcy Code Waiver. NRG Energy hereby irrevocably waives, to the extent it may do so under applicable Legal Requirements, any protection to which it may be entitled under Sections 365(c)(l), 365(c)(2) and 365(e)(2) of the Bankruptcy Law or equivalent provisions of the laws or regulations of any other jurisdiction with respect to any proceedings, or any successor provision of law of similar import, in the event of any Bankruptcy Event of it, the Issuer or any Project Company. Specifically, in the event that the trustee (or similar official) in a Bankruptcy Event of NRG Energy, the Issuer or any Project Company or the debtor-in-possession takes any action, NRG Energy shall not assert any defense, claim or counterclaim denying liability hereunder on the basis that this Agreement is an executory contract or a "financial accommodation" that cannot be assumed, assigned or enforced or on any other theory directly or indirectly based on Section 365(c)(1), 365(c)(2) or 365(e)(2) of the Bankruptcy Law, or equivalent provisions of the laws or regulations of any other jurisdiction with respect to any proceedings or any successor provision of law of similar import. If a Bankruptcy Event of NRG Energy, the Issuer or any Project Company shall occur, NRG Energy agrees, after the occurrence of such Bankruptcy Event, to reconfirm in writing, to the extent permitted by applicable Legal Requirements, its pre-petition waiver of any protection to which it may be entitled under Sections 365(c)(l), 365(c)(2) and 365(e)(2) of the Bankruptcy Law or equivalent provisions of the laws or regulations of any other jurisdiction with respect to proceedings and, to give effect to such waiver, NRG Energy consents to the assumption and enforcement of each provision of this Agreement by the debtor-in-possession or the Issuer's or any Project Company's trustee in bankruptcy, as the case may be.

                  Section 6.4 Cash Collateral Accounts.

                  (a) All amounts deposited as cash collateral with the Collateral Agent pursuant to Section 12.3 shall be deposited in separate cash collateral accounts (such accounts, and any replacement or supplemental account into which any such cash collateral may at any time be deposited, collectively, the "Cash Collateral Accounts") established by NRG Energy with the Collateral Agent and under the dominion and control of the Collateral Agent, to be held or applied, or released for application, as provided in this Section 6.4. NRG Energy hereby grants to the Collateral Agent, for the benefit of Secured Parties, as security for the payment and performance of the NRG's obligations hereunder, a security interest in and lien on (i) the Cash Collateral Accounts,
(ii) all amounts now or at any time on deposit therein, (iii) all investment property or other financial assets from time to time credited thereto, and (iv) all proceeds of any of the foregoing, in whatever form. In connection with the making of the initial deposit in any Cash Collateral Account, NRG Energy shall be required to (a) execute such documentation as may be necessary, or that is reasonably requested by the Collateral Agent, in order to grant to the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Cash Collateral Accounts (subject to NRG Permitted Liens), including, without limitation, an account control agreement containing control provisions substantially similar to those contained in the Depositary Agreement and (b) deliver an opinion of counsel with respect to the Cash Collateral Accounts substantially similar to the opinion given with respect to the Accounts on the Closing Date. Upon the earlier to occur of (i) termination of this Agreement in accordance with Section 9 or (ii) the cure of the NRG Event of Default which triggered the making of a Cash Collateral Deposit, the Collateral Agent shall take, at NRG Energy's expense, such actions as NRG Energy may reasonably request to effect the release of such Cash Collateral Deposit and the security interest and lien granted pursuant to this clause (a), provided, however, that in the case of clause (ii) of this sentence, at the time of such proposed release no other NRG Event of Default shall have occurred and be continuing.

                  (b) Interest and other payments and distributions made on or with respect to the cash collateral held by the Collateral Agent pursuant to clause (a) of this Section 6.4 shall be for the account of NRG Energy and shall constitute cash collateral to be held by the Collateral Agent or returned to NRG Energy in accordance with clause (a) of this Section 6.4 or in accordance with
Section 12.3.

                  (c) NRG Energy may at any time replace cash on deposit in any Cash Collateral Account with an Acceptable Letter of Credit. Such
Acceptable Letter of Credit shall be administered in accordance with Section 5.2 of the Depositary Agreement.

                  (d) Cash held in any Cash Collateral Account shall be invested and reinvested in Permitted Investments (which Permitted Investments shall be only those described in clauses (a), (b), (e), (f) or (g) of the definition thereof) by the Collateral Agent, which shall make such Permitted Investments
(a) when no Issuer Event of Default has occurred and is continuing, at the written direction of NRG Energy, and (b) when an Issuer Event of Default has occurred and is continuing, at the written direction of XLCA (if XLCA is the Controlling Party). If there is no direction from NRG Energy or XLCA (if XLCA is the Controlling Party), any cash held in any Cash Collateral Account shall be deposited in the Cash Reserve Account at The Bank of New York, an interest bearing demand cash account at the Depositary Agent. The Collateral Agent shall have no obligation to invest or reinvest any amounts held hereunder in the absence of written investment instructions, and in no event shall the Collateral Agent be liable for the selection of Permitted Investments or for investment losses, if any, incurred thereon. Any and all commissions, broker fees or other charges, penalties, fees or expenses incurred in connection with the investment in, or liquidation of, any Permitted Investment shall be solely for the account of NRG Energy, and shall be debited against the cash balance in the applicable Cash Collateral Account.

                  (e) The Collateral Agent shall sell or liquidate all or any portion of the Permitted Investments held in any Cash Collateral Account at any time the proceeds thereof are required to make any disbursement from such Cash Collateral Account in accordance with the terms of this Agreement. Any such sale or liquidation shall be in the order of maturity of the applicable Permitted Investments, with Permitted Investments closest to maturity being sold or liquidated first. In no event shall the Collateral Agent be liable for any losses incurred as a result of the liquidation of any Permitted Investment prior to its stated maturity (including, without limitation, any early withdrawal or liquidation penalty) or the failure of any Person to provide timely written investment instructions.

                  Section 6.5 Set-Off. In addition to any rights now or hereafter granted under applicable Legal Requirements or otherwise, and not by way of limitation of any such rights, upon the failure of NRG Energy to make any payments as required by Section 2 hereunder, the Collateral Agent is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to NRG Energy or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by any Secured Party (including by branches and agencies of each of the Secured parties wherever located) to or for the credit or the account of NRG Energy, against and on account of the obligations of NRG Energy then due under this Agreement, irrespective of whether or not the Collateral Agent shall have made any demand hereunder.

                                   SECTION 7
                             DEDUCTIONS/WITHHOLDING

                  All sums, if any, payable by NRG Energy hereunder shall be paid in full, free of any deductions or withholdings for any and all Taxes imposed by any governmental authority of any jurisdiction through which payment is made. In the event that NRG Energy is prohibited by law from making any such payments hereunder free of such deductions or withholdings, then NRG Energy shall pay such additional amount as may be necessary in order that the actual amount received after such deduction or withholding shall equal the full amount stated to be payable hereunder. NRG Energy shall pay directly to all appropriate taxing authorities any and all Taxes, and all liabilities with respect to such Taxes imposed by law or by any taxing authority on or with regard to any payment required to be made by NRG Energy hereunder. Notwithstanding the foregoing, if a payment due from NRG Energy hereunder relates to a payment which, if directly made by the Issuer or other primary obligor, would have been subject to deduction or withholding of Taxes without any gross-up obligation (or an obligation to pay an additional amount) on the part of the Issuer or other primary obligor, NRG Energy shall not be required to pay additional amounts under this Section 7.

                                   SECTION 8
                                    NOTICES

                  Section 8.1 Notices. Any communication between the parties hereto or notices provided herein to be given may be given to the following addresses:

                  (a) If to NRG Energy, at:

                                    NRG Energy, Inc.
                                    901 Marquette Avenue
                                    Suite 2300
                                    Minneapolis, Minnesota  55402
                                    Attn:  General Counsel
                                    Telephone No.:  (612) 373-5300
                                    Telecopy No.:  (612) 373-5392

                                    with copy to:

                                    Kirkland & Ellis LLP
                                    153 East 53rd Street
                                    New York, NY  10022
                                    Attention:  Lisa M. Anastos
                                    Telephone No.:  (212) 446-4761
                                    Telecopy No.:  (212) 446-4900

                                    and

                                    XL Capital Assurance Inc.
                                    1221 Avenue of the Americas
                                    New York, New York  10020
                                    Attention:  Surveillance
                                    Telecopy:  (212) 478-3587
                                    Confirmation:  (212) 478-3400

                  (b) If to the Collateral Agent, at:

                                    The Bank of New York
                                    101 Barclay Street, Floor 8 West
                                    New York, NY  10286
                                    Attn:  Corporate Trust Administration
                                    Telephone No.:  (212) 815-4816
                                    Telecopy No.:  (212) 815-5707

                                    with copy to:

                                    Kirkland & Ellis LLP
                                    153 East 53rd Street
                                    New York, NY  10022
                                    Attention:  Lisa M. Anastos
                                    Telephone No.:  (212) 446-4761
                                    Telecopy No.:  (212) 446-4900

                                    and

                                    XL Capital Assurance Inc.
                                    1221 Avenue of the Americas
                                    New York, New York  10020
                                    Attention:  Surveillance
                                    Telecopy:  (212) 478-3587
                                    Confirmation:  (212) 478-3400

                  All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given
(a) if delivered in person, (b) if sent by overnight delivery services (including Federal Express, UPS, ETA, Emery, DHL, Airborne and other similar overnight delivery services), (c) in the event overnight delivery services are not readily available, if mailed by first class United States Mail, postage prepaid, registered or certified with return receipt requested, (d) if sent by prepaid telegram or by facsimile or (e) other electronic means (including electronic mail) confirmed by facsimile or telephone (except to the Collateral Agent). Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by facsimile or other direct electronic means shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the next following Business Day) on which it is transmitted if transmitted before 4:00 p.m., recipient's time, and if transmitted after that time, on the next following Business Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving of 30 days' notice to the other parties in the manner set forth above.

                                   SECTION 9
                                  TERMINATION

                  This Agreement shall terminate upon the payment in full of the Obligations and any obligations hereunder.

                                   SECTION 10
                             SUCCESSORS AND ASSIGNS

                  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by NRG Energy except with the consent of the Collateral Agent (in accordance with Section 9.2 of the Common Agreement) unless assigned, in part, in connection with a Permitted Change of Control in accordance with the Common Agreement, in which case the Associated Parent Obligations (if any) in respect of the transferred assets or ownership interests, as the case may be, shall be assumed by a party (an "Acceptable Assignee") that either (x) is rated at least A3 by Moody's and A- by S&P or (y) is rated at least Baa2 by Moody's and BBB by S&P and has provided cash, Acceptable Letters of Credit or other credit support acceptable to the Controlling Party in its sole discretion in an amount of the Equity Reimbursement Amount assumed by the Acceptable Assignee.

                                   SECTION 11
                                   AMENDMENT

                  No amendment or waiver of any provision of this Agreement nor any consent to any departure by NRG Energy herefrom shall in any event be effective unless the same shall be in writing and signed by NRG Energy and the Collateral Agent (in accordance with Section 9.2 of the Common Agreement), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                                   SECTION 12
                         EVENTS OF DEFAULT AND REMEDIES

                  Section 12.1 Events of Default. The occurrence of any of the following events shall constitute an event of default hereunder (an "NRG Event of Default"):

                  (a) NRG Energy shall fail to make any payment as and when due under this Agreement;

                  (b) any representation or warranty by NRG Energy set forth in this Agreement or in any document entered into in connection herewith in favor of or for the benefit of any Secured Party or in any certificate, financial statement or other document delivered in connection herewith for the benefit of any Secured Party shall prove to have been incorrect in any material respect (in the case of any representation or warranty without any materiality qualification) or in any respect (in the case of any representation or warranty containing any materiality qualification) when made (or deemed made) and the facts or events underlying such incorrect representation or warranty shall not be changed so as to correct such representation or warranty in all material respects for a period of 30 days (or so long as the facts or events underlying such incorrect representation or warranty are capable of being changed so as to correct such incorrect representation or warranty in all material respects and NRG Energy is diligently proceeding to change such events or facts, such longer period but in no event for an aggregate period in excess of 90 days) after a Responsible Officer of NRG Energy becomes aware thereof or NRG Energy first received a notice from or on behalf of the Controlling Party specifying such material inaccuracy and requiring that facts or events underlying such incorrect representation or warranty be changed so as to correct such incorrect representation or warranty in all material respects;

                  (c) NRG Energy shall default in the due observance or performance of any agreement contained in Sections 2.5 through 2.7, 2.11 or 4.1;

                  (d) NRG Energy shall default in the due observance or performance of any covenant, condition or agreement contained in this Agreement (other than Section 2.10 and those specified in Section 12.1(c) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Collateral Agent, provided, however, if (i) such failure does not consist of a failure to pay money and cannot be cured within such 30 day period,
(ii) such failure is susceptible of cure within 90 days, (iii) NRG Energy is proceeding with diligence and in good faith to cure such failure, (iv) the existence of such failure has not had and cannot, after considering the nature of the cure, be reasonably expected to have an NRG Energy Material Adverse Effect, and (v) the Collateral Agent shall have received an officer's certificate signed by a Responsible Officer of NRG Energy, in such Responsible Officer's capacity as an officer of NRG Energy, to the effect of clauses (i),
(ii), (iii) and (iv) above and stating what action NRG Energy is taking to cure such failure, then such 30 day cure period shall be extended to such date, not to exceed a total of 90 days, as shall be necessary for NRG Energy diligently to cure such failure; provided, further, that in the case of a default in the due observance or performance of Sections 2.3, 2.4, 2.8 and 2.9 the applicable cure period shall not exceed a total of 60 days;

                  (e) NRG Energy shall default for a period beyond any applicable grace period (i) in the payment of any principal, interest or other amount due on any Debt for Borrowed Money of NRG Energy (other than amounts under the Financing Documents) and such defaulted amount, together with any other principal, interest or other amount due and unpaid on any Debt for Borrowed Money of NRG Energy (other than amounts under the Financing Documents) equals or exceeds $50,000,000, or in the performance of any Specified Financial Covenant; or (ii) in the payment of any amount then due or performance of any obligation then required under any agreement evidencing Debt of NRG Energy (other than the Financing Documents) if because of such default, the holder of such Debt accelerates the payment thereof and such accelerated amount, together with the amount of any other Debt of NRG Energy then so accelerated (other than the obligations under the Financing Documents) equals or exceeds $50,000,000, provided, that it shall not constitute an NRG Event of Default as set forth in clause (i) with respect to a breach of any Specified Financial Covenant if, and for so long as, NRG Energy provides an officer's certificate from a responsible officer stating that either NRG Energy and the holder(s) of the relevant obligation(s) under the relevant agreement(s) in which such Specified Financial Covenant appears are, and continue to be, in active discussions with respect to the waiver of such default (such officer's certificate to be renewed every 10 Business Days) or that a default no longer exists under such relevant agreements as a result of a breach of any Specified Financial Covenant;

                  (f) NRG Energy itself shall be subject to a Bankruptcy Event;
or

                  (g) One or more final judgments for the payment of money (if such payments are not fully covered by insurance) in excess of $50,000,000 in the aggregate shall be rendered against NRG Energy, and NRG Energy shall fail to discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, within 60 days after the date of entry thereof; provided, however, that any such judgment shall not be (and shall not constitute part of) an NRG Event of Default under this Section 12.1(g) if and for so long as either (i)(A) the amount of such judgment is fully covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (B) such insurer has been notified of, and has not disputed the claim made for payment of, the amount of such judgment, or (ii) such judgment if left unstayed could not reasonably be expected to have an NRG Material Adverse Effect.

                  Section 12.2 Remedies. Upon the occurrence of an NRG Event of Default, the Collateral Agent (acting at the direction of the Controlling Party) shall (a) have the right to declare all obligations pursuant to Sections 2.1 under this Agreement to be immediately due and payable and require NRG Energy to immediately pay to the Collateral Agent in immediately available funds an amount equal to the Equity Reimbursement Amount (provided that in the event of an NRG Event of Default under Section 12.l(f) of this Agreement, such obligations shall be automatically accelerated) and any amounts due and payable that accrued under this Agreement prior to such date, and (b) have all the rights and remedies available to it at law or in equity in respect of any default or breach by NRG Energy of its obligations under this Agreement. Other than as expressly provided herein, no remedy conferred upon or reserved to any party is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity. In order to entitle any party to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required by this Agreement. No failure or delay on the part of any party in exercising any right, power or privilege hereunder and no course of dealing between NRG Energy and any Secured Party shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.

                  Section 12.3 Cash Collateralization in Connection with Issuer Event of Default.

                  (a) On any date upon which there exists and is continuing an NRG Event of Default hereunder (other than an NRG Event of Default pursuant to Section 12.1(a) hereof), NRG Energy may, in order to cure the Issuer Event of Default resulting therefrom as contemplated by Section 7.l(m)(iii) of the Common Agreement, at its sole option, pay, or to cause to be paid in Dollars, in immediately available funds on such date, an amount equal to (i) the Equity Reimbursement Amount and (ii) any amounts due and payable that accrued under this Agreement prior to such date (such payment, a "Cash Collateral Deposit"). Cash Collateral Deposits shall be paid by NRG Energy to the Collateral Agent, for immediate deposit into a segregated cash collateral account maintained by the Collateral Agent for the benefit of the Secured Parties as further described in Section 6.4.

                  (b) No Issuer Event of Default under Section 7.1(m)(iii) of the Common Agreement shall occur upon the occurrence and during the continuation of an NRG Event of Default if at such time (i) there are no amounts due and payable under this Agreement and (ii) the Equity Reimbursement Amount equals zero.

                  (c) No Issuer Event of Default under Section 7.1(m)(iii) of the Common Agreement shall occur upon the occurrence and during the continuation of any NRG Event of Default under Section 12.1(e)(i), if at such time, the Equity Reimbursement Amount and any other amounts due and payable under this Agreement are less than $3,000,000.

                                   SECTION 13
                                    HEADINGS

                  The headings herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

                                   SECTION 14
                                  GOVERNING LAW

                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

                                   SECTION 15
                            CONSENT TO JURISDICTION;
                   APPOINTMENT OF AGENT FOR SERVICE OF PROCESS

                  With respect to any legal action or proceeding against NRG Energy arising out of or in connection with this Agreement, NRG Energy hereby irrevocably (i) consents to the jurisdiction of the courts of the State of New York, in and for the County of New York, and of the United States of America for the Southern District of New York, (ii) consents to the service of process outside the territorial jurisdiction of said courts in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, to the address specified pursuant to Section 8 hereof, and (iii) to the fullest extent permitted by Applicable Law, waives any objection to the venue of the aforesaid courts and any objection that the aforesaid courts are an inconvenient forum. NRG Energy hereby designates, appoints and empowers Corporation Service Company, with offices on the date hereof at 1177 Avenue of the Americas, 17th Floor, New York, New York 10036-2721, as its designee, appointee and agent with respect to any action or proceeding in New York to receive for and on its behalf service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding and agrees that the failure of such agent to give any advice of any such service of process to such person shall not impair or affect the validity of such service or of any judgment based thereon. If for any reason such designee, appointee and agent shall cease to be available to act as such, NRG Energy agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision.

                                   SECTION 16
                              WAIVER OF JURY TRIAL

                  THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COLLATERAL AGENT TO ENTER INTO THIS AGREEMENT.

                                   SECTION 17
                                    EXPENSES

                  Upon written demand, NRG Energy shall pay to the Collateral Agent, for itself and on behalf of the Secured Parties, any and all reasonable expenses, including reasonable attorneys' fees and expenses, which the Collateral Agent or the Controlling Party may incur in connection with the exercise or enforcement of any of the rights or interests of the Collateral Agent, on behalf of the Secured Parties, hereunder as a result of a breach of this Agreement by NRG Energy.

                                   SECTION 18
                                  MISCELLANEOUS

                  Section 18.1 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  Section 18.2 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 18.3 Limitation of Liability. Except as is specifically provided in this Agreement, neither Collateral Agent nor any other Secured Party shall have any recourse to NRG Energy in respect of the Obligations. The provisions of Article 8 of the Common Agreement shall apply to this Agreement.

                  Section 18.4 Third Party Rights. Except to the extent set forth in Section 6.5, nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon, or give to any Person (other than Issuer, Collateral Agent and the Secured Parties) any security, rights, remedies or claims, legal or equitable, under or by reason hereof, or any covenant or condition hereof; and this Agreement and the covenants and agreements herein contained are and shall be held to be for the sole and exclusive benefit of Issuer, Collateral Agent and the Secured Parties.

                  Section 18.5 Survival of Obligations. All representations, warranties, covenants and agreements made herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the parties hereto and shall survive the execution and delivery of this Agreement, the termination of this Agreement and the making of the payments required under Section 2. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of NRG Energy set forth in Sections 6.1, 8 and 17 shall survive the making of the payments required under Section 2 and the termination of this Agreement.

                  Section 18.6 Rights of Collateral Agent. In acting under or by virtue of this Agreement, the Collateral Agent shall be entitled to all the rights, privileges, and immunities provided to it in the Common Agreement, all of which are incorporated by reference herein with the same force and effect as if set forth herein in their entirety.

                  IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized officer(s) or representative(s) all as of the date first above written.

                                    NRG ENERGY, INC.,

                                    By: ________________________________________
                                        Name:
                                        Title:

                                    THE BANK OF NEW YORK,
                                    as Collateral Agent

                                    By: ________________________________________
                                        Name:
                                        Title:

                                                                      EXHIBIT  A

                    FORM OF EQUITY REIMBURSEMENT CERTIFICATE

                                                       __________ ___, _____ (1)

XL Capital Assurance Inc.
1221 Avenue of the Americas
New York, New York  10022
Attention:  Surveillance

Law Debenture Trust Company of New York, as Trustee
767 Third Avenue, 31st Floor
New York, New York  10017
Attention:  Daniel R. Fisher

The Bank of New York, as Collateral Agent
101 Barclay Street, Floor 8 West
New York, New York 10286
Attention:  Corporate Trust Department

Goldman Sachs Mitsui Marine Derivations Products, L.P., as Swap Counterparty 85 Broad Street
New York, New York  10004
Attention:  Swap Administration (with a copy to Treasury Administration)

                  Re:      Equity Reimbursement Amount

Ladies and Gentlemen:

                  NRG Energy, Inc. ("NRG Energy") is delivering this certificate pursuant to Section 4.5(a) of the Parent Agreement, dated as of January 6, 2004, by NRG Energy in favor of the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Parent Agreement"). Capitalized terms used but not defined herein shall have the meanings given in Annex A to the Amended and Restated Common Agreement, dated as of January 6, 2004, among XL Capital Assurance Inc., Swap Counterparty, Trustee, Collateral Agent, the Issuer, and each party thereto identified as a Project Company on the signature pages thereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Common Agreement").

------------------
(1) Certificate to be dated and delivered within 20 days following the Annual Scheduled Payment Date and subsequently in accordance with
         Section 4.5(a) of the Parent Agreement.

                     SECTION 19 Restricted Payment Amount.

                  Section 19.1 The aggregate amount of the Restricted Payment that had been made or distributed to NRG Energy prior to [INSERT THE ANNUAL SCHEDULED PAYMENT DATE THAT IS IMMEDIATELY PRIOR TO THE DATE HEREOF] is:
$[PROVIDE THE CUMULATIVE AMOUNT OF THE RESTRICTED PAYMENT EXCLUDING PAYMENTS MADE ON SUCH ANNUAL SCHEDULED PAYMENT DATE].

                  Section 19.2 The amount of the Restricted Payment that was made and distributed to NRG Energy on [INSERT THE ANNUAL SCHEDULED PAYMENT DATE THAT IS IMMEDIATELY PRIOR TO THE DATE HEREOF] is: $[PROVIDE THE AMOUNT OF THE RESTRICTED PAYMENT MADE ON SUCH ANNUAL SCHEDULED PAYMENT DATE].

                   SECTION 20 Corporate Services Annual Fee.

                  Section 20.1 The aggregate amount of the Corporate Services Annual Fee that had been paid to NRG Energy prior to [INSERT THE ANNUAL SCHEDULED PAYMENT DATE THAT IS IMMEDIATELY PRIOR TO THE DATE HEREOF] is:
$[PROVIDE THE CUMULATIVE AMOUNT OF THE CORPORATE SERVICES ANNUAL FEE EXCLUDING PAYMENTS MADE ON SUCH ANNUAL SCHEDULED PAYMENT DATE].

                  Section 20.2 The amount of the Corporate Services Annual Fee that was paid to NRG Energy on [INSERT THE ANNUAL SCHEDULED PAYMENT DATE THAT IS IMMEDIATELY PRIOR TO THE DATE HEREOF] is: $[PROVIDE THE AMOUNT OF THE CORPORATE SERVICES ANNUAL FEE PAID ON SUCH ANNUAL SCHEDULED PAYMENT DATE].

                  SECTION 21 Corporate Services Accumulation Amount.

                  Section 21.1 The aggregate Corporate Services Accumulation Amount that was outstanding prior to [INSERT THE ANNUAL SCHEDULED PAYMENT DATE THAT IS IMMEDIATELY PRIOR TO THE DATE HEREOF] is: $[PROVIDE THE CUMULATIVE AMOUNT OF THE CORPORATE SERVICES SHORTFALL EXCLUDING THE AMOUNT THAT AROSE ON SUCH ANNUAL SCHEDULED PAYMENT DATE].

                  Section 21.2 The amount of the Corporate Services Payment Shortfall that arose on [INSERT THE ANNUAL SCHEDULED PAYMENT DATE THAT IS IMMEDIATELY PRIOR TO THE DATE HEREOF] is: $[PROVIDE THE AMOUNT OF THE CORPORATE SERVICES PAYMENT SHORTFALL THAT AROSE ON SUCH ANNUAL SCHEDULED PAYMENT DATE].

                  Section 21.3 The aggregate amount of the Corporate Services Payment that had been made pursuant to priority Thirteen of Section 4.1.2 of the Depositary Agreement in respect of such Corporate Services Accumulation Amount prior to [INSERT THE ANNUAL SCHEDULED PAYMENT DATE THAT IS IMMEDIATELY PRIOR TO THE DATE HEREOF] is: $[PROVIDE THE CUMULATIVE AMOUNT OF THE CORPORATE SERVICES PAYMENT MADE IN RESPECT OF THE CORPORATE SERVICES ACCUMULATION AMOUNT PRIOR TO SUCH ANNUAL SCHEDULED PAYMENT DATE].

                  Section 21.4 The amount of the Corporate Services Payment that was made pursuant to priority Thirteen of Section 4.1.2 of the Depositary Agreement in respect of such Corporate Services Accumulation Amount on [INSERT THE ANNUAL SCHEDULED PAYMENT DATE THAT IS IMMEDIATELY PRIOR TO THE DATE HEREOF] is: $[PROVIDE THE AMOUNT OF THE CORPORATE SERVICES PAYMENT MADE IN RESPECT OF THE CORPORATE SERVICES ACCUMULATION AMOUNT ON SUCH ANNUAL SCHEDULED PAYMENT DATE].

                  Section 21.5 The Corporate Services Accumulation Amount as of the date hereof is: $[PROVIDE THE CORPORATE SERVICES ACCUMULATION AMOUNT BY ADDING AMOUNTS UNDER 3(a) AND 3(b) ABOVE AND SUBTRACTING AMOUNTS UNDER 3(c) AND 3(d)].

                    SECTION 22 Equity Reimbursement Amount.

                  Section 22.1 The aggregate Equity Reimbursement Amount that had been made or distributed to NRG Energy prior to [INSERT THE ANNUAL SCHEDULED PAYMENT DATE THAT IS IMMEDIATELY PRIOR TO THE DATE HEREOF] is: $[PROVIDE THE AMOUNT OF THE EQUITY REIMBURSEMENT AMOUNT PRIOR TO THE ANNUAL SCHEDULED PAYMENT DATE BY ADDING AMOUNTS UNDER 1(a), 2(a) AND 3(c)].

                  Section 22.2 The Equity Reimbursement Amount that was made and distributed to NRG Energy on [INSERT THE ANNUAL SCHEDULED PAYMENT DATE THAT IS IMMEDIATELY PRIOR TO THE DATE HEREOF] is: $[PROVIDE THE EQUITY REIMBURSEMENT AMOUNT MADE ON SUCH ANNUAL SCHEDULED PAYMENT DATE BY ADDING AMOUNTS UNDER 1(b), 2(b) AND 3(d)].].

                  Section 22.3 The aggregate amount of the Equity Reimbursement Payments that had been made or paid by NRG Energy pursuant to Section 2.1 of the Parent Agreement (including that made on such date) as of [INSERT THE ANNUAL SCHEDULED PAYMENT DATE THAT IS IMMEDIATELY PRIOR TO THE DATE HEREOF] is:
$[PROVIDE THE CUMULATIVE AMOUNT OF THE EQUITY REIMBURSEMENT PAYMENTS ON SUCH ANNUAL SCHEDULED PAYMENT DATE].

                  Section 22.4 The Equity Reimbursement Amount of NRG Energy as of the date hereof is: $[PROVIDE THE EQUITY REIMBURSEMENT AMOUNT BY ADDING AMOUNTS UNDER 4(a) AND 4(b) ABOVE AND SUBTRACTING AMOUNTS UNDER 4(c)].

                      SECTION 23 Supporting Documentation.

                  The following documentation is attached hereto as Annex A in support of the calculations set forth above: [INSERT DESCRIPTION OF SUPPORTING DOCUMENTATION].

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, NRG Energy has caused this Equity Reimbursement Amount Certificate to be duly executed and delivered by a Responsible Officer of NRG Energy as of the date first above written.

                                    NRG Energy, Inc.

                                    By:________________________________________
                                       Name:
                                       Title:

                                                            Annex A to Exhibit A

                            Supporting Documentation

                                                                      EXHIBIT  B

               FORM OF INTERCONNECTION SOLUTION TRANSFER DOCUMENTS

                                                                      SCHEDULE A

                          INTERCOMPANY ACCOUNT BALANCES

                                       COUNTER
                                       PARTY                                           PEAKER
          COUNTER PARTY              ACCOUNT NO               PEAKER                 ACCOUNT NO       BALANCE
---------------------------------    ----------    -----------------------------     ----------     -----------
Arthur Kill Power LLC                     01372    Bayou Cove Peaking Power LLC           01442     $   147,748
Arthur Kill Power LLC                     01372    Bayou Cove Peaking Power LLC           01442    ($       118)
Arthur Kill Power LLC                     01372    Big Cajun 1 Peaking Power LLC          01408    ($   469,912)
Kendall                                   01417    NRG Rockford II LLC                    01277    ($   504,918)
Louisiana Generating                      01386    Sterlington                                      $ 5,194,640
Louisiana Generating                      01386    Sterlington                                      $    21,794
Louisiana Generating                      01386    Sterlington                                     ($ 4,990,298)
Louisiana Generating                      01386    Bayou Cove Peaking Power LLC           01442    ($   688,941)
Louisiana Generating                      01386    Bayou Cove Peaking Power LLC           01442     $   211,101
Louisiana Generating                      01386    Big Cajun 1 Peaking Power LLC          01408     $ 7,810,642
Louisiana Generating                      01386    Big Cajun 1 Peaking Power LLC          01408    ($   556,687)
Louisiana Generating                      01386    NRG Bayou Cove LLC                              ($       431)
Louisiana Generating                      01386    NRG Rockford LLC                       01274    ($       888)
Middletown Power LLC                      01382    Bayou Cove Peaking Power LLC           01442    ($     6,576)
Middletown Power LLC                      01382    Big Cajun 1 Peaking Power LLC          01408    ($   121,625)
None Noted - Louisiana
Generating                              [Blank]    Bayou Cove Peaking Power LLC           01442    ($   107,469)
None Noted - Louisiana
Generating                              [Blank]    Big Cajun 1 Peaking Power LLC          01408     $14,712,001
None Noted - Louisiana
Generating                              [Blank]    NRG Rockford II LLC                    01277     $    43,655
None Noted - Louisiana
Generating                              [Blank]    NRG Sterlington Power LLC              01388     $ 8,528,333
Power Marketing                           01350    Bayou Cove Peaking Power LLC           01442    ($   831,517)
Power Marketing                           01350    Big Cajun 1 Peaking Power LLC          01408    ($ 2,003,576)
Power Marketing                           01350    NRG Rockford II LLC                    01277     $ 1,355,328
Power Marketing                           01350    NRG Sterlington Power LLC              01388     $   181,519
Power Marketing                           01350    NRG Rockford LLC                       01274    ($ 1,072,380)

                                                                                                    -----------
TOTAL SCHEDULE C                                                                                    $26,851,424
                                                                                                    ===========

                                                                      SCHEDULE B

                          INTERCOMPANY ACCOUNT BALANCES

                      COUNTER                                      PEAKER
                      PARTY                                        ACCOUNT
 COUNTER PARTY      ACCOUNT NO               PEAKER                  NO          BALANCE
----------------    ----------    -----------------------------    -------    ------------
Kendall                  01417                                               ($     45,936)
Meriden                  01437    NRG Rockford II LLC                01277   ($    443,061)
NRG Energy               00001    Bayou Cove Peaking Power LLC       01442   ($ 39,148,297)
NRG Energy               00001    Big Cajun 1 Peaking Power LLC      01408    $  5,715,496
NRG Energy               00001    NRG Peaking Finance Co LLC         01249   ($ 95,092,537)
NRG Energy               00001    NRG Rockford Equipment II LLC      01278    $    218,863
NRG Energy               00001    NRG Rockford II LLC                01277    $  3,851,758
NRG Energy               00001    NRG Rockford LLC                   01274    $ 36,115,844
NRG Energy               00001    NRG Sterlington Power LLC          01388   ($ 15,651,242)
NRG Ilion LP             11210    NRG Rockford LLC                   01274    $   1681,556

                                                                              ------------
TOTAL SCHEDULE C                                                             ($103,797,556)
                                                                              ============

                                                                      SCHEDULE C

                          INTERCOMPANY ACCOUNT BALANCES

                                       COUNTER                                      PEAKER
                                       PARTY                                        ACCOUNT
          COUNTER PARTY              ACCOUNT NO               PEAKER                  NO        BALANCE
---------------------------------    ----------    -----------------------------    -------    --------
Louisiana Generating                      01386    Bayou Cove Peaking Power LLC       01442   ($ 87,755)
Power Marketing                           01350    NRG Rockford II LLC                01277    $218,016
NRG Operating  Services                   01100    Bayou Cove Peaking Power LLC       01442   ($    279)
NRG Operating Services                    01100    Big Cajun 1 Peaking Power LLC      01408    $117,884
NRG Operating Services                    01100    NRG Peaking Finance Co LLC         01249   ($  1,200)
NRG Operating Services                    01100    NRG Rockford II LLC                01277   ($    376)
NRG Operating Services                    01100    NRG Rockford LLC                   01274   ($  1,299)
Vienna Operations, Inc                    01407    Big Cajun 1 Peaking Power LLC      01408   ($123,667)
Huntley Power LLC.                        01298    Bayou Cove Peaking Power LLC       01442   ($  2,293)
Indian River Power LLC                    01394    Bayou Cove Peaking Power LLC       01442    $  4,524
Kaufman Cogen LP                          01436    Big Cajun 1 Peaking Power LLC      01408   ($  5,365)
LSP Energy LP                             01427    Big Cajun I                                ($    108)
LSP-Nelson Energy LLC                     01414    Various Peakers                            ($  2,612)
LSP-Pike Energy LLC                       01413    Various Peakers                             $  8,274
NRG Audrain Generating LLC                01426    NRG Sterlington Power LLC          01388   ($ 13,719)
NRG Bourbonnais LLC                       01276    NRG Rockford LLC                   01274   ($  3,103)
NRG Dunkirk Operations Inc.               01297    Bayou Cove Peaking Power LLC       01442   ($  3,821)
NRG Energy Center Dover LLC               01036    Bayou Cove Peaking Power LLC       01442    $  1,391
NRG Energy Center Harrisburg Inc.         01030    Various Peakers                            ($  3,858)
NRG Energy Center Minneapolis
LLC                                       01001    Various Peakers                            ($    978)
NRG Energy Center Pittsburgh LLC          01013    Bayou Cove Peaking Power LLC       01442   ($  2,212)
NRG McClain LLC                           01389    Various Peakers                            ($  1,237)
NRG Services Inc.                         01120    Various Peakers                            ($  2,179)
NRG South Central LLC                     01390    Bayou Cove Peaking Power LLC       01442    $  1,000
NRG South Central Operations Inc.         01115    Bayou Cove Peaking Power LLC       01442    $  3,796
NRG Turbine LLC                           01247    NRG Rockford LLC                   01274   ($     36)
Oswego Harbor Power LLC                   01370    Various Peakers                            ($ 10,282)
Power Marketing                           01350    Big Cajun 1 Peaking Power LLC      01408    $  4,520
Power Marketing                           01350    NRG Rockford II LLC                01277    $ 33,270
Power Marketing                           01350    NRG Sterlington Power LLC          01388   ($  1,050)
Vienna Power LLC                          01396    Bayou Cove Peaking Power LLC       01442    $    696
Louisiana Generating                      01386    Sterlington                                 $      0
Louisiana Generating                      01386    Bayou Cove Peaking Power LLC       01442    $      0
Louisiana Generating                      01386    Big Cajun 1 Peaking Power LLC      01408    $      0
Power Marketing                           01350    NRG Rockford II LLC                01277    $  6,391

                                                                                               --------
TOTAL SCHEDULE C                                                                               $132,336
                                                                                               ========

                                                                      SCHEDULE D

                               REGULATORY MATTERS

FERC has indicated in the following orders that it will treat the Company as a "public utility" for purposes of Section 204 of the FPA:

                  1. Letter from Michael C. McLaughlin to Scott J. Davido, Docket No. ES03-59-000, 105 FERC p. 62,006 (Oct. 2, 2003);

                  2. Letter from Michael C. McLaughlin to Scott J. Davido, Docket Nos. ES03-59-000, ES03-59-001, 105 FERC p. 62,037 (Oct. 22, 2003); and

                  3. Letter from Michael C. McLaughlin to Scott J. Davido, Docket Nos. ES03-59-003, 105 FERC p. 62,177 (Dec. 12, 2003).